UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: March 27, 2008
(Date of earliest event reported)

PERVASIP CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465	13-2511270
(Commission File No.)	(I.R.S. Employer Identification No.)

75 South Broadway, Suite 302
White Plains, New York 10601
(Address of principal executive offices; zip code)

(914) 682-0214
 (Registrant’s telephone number, including area code)

______________________________________
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2008, Scott Widham and Cherian Mathai were elected to the Company’s board of directors to fill two vacancies, consistent with our amended and restated by-laws.

Mr. Widham, 50, is a Principal in CAS, LLC, a technology and telecom consulting company. Prior to commencing at CAS, Mr. Widham was Co-CEO of Broadwing Corporation, a voice, data and video service provider acquired by Level 3. Prior to joining Broadwing, Mr. Widham was the founder and CEO of Capital Cable, a multi-system operator that owned cable systems across the U.S. and in Latin America.   Mr. Widham currently serves on the board of directors of Priva Technologies, Stages and Game Rail.  Mr. Widham also serves on the Board of Directors and as a member of the Executive Committee of Comptel, a competitive telecommunications association.

Cherian Mathai, 51, is the President of Sophia Associates Inc., a management consulting and advisory firm.  Mr. Mathai co-founded and served as the Chief Operating Officer of Tralliance Corporation, the registry for .travel Internet Top Level Domain.  Prior to co-founding Tralliance Corporation, he co-founded fare one, Inc., an Internet-based tool for travel agents for instantaneous published fare comparisons, and served as its Chief Financial Officer.

Copies of the press releases announcing the appointments of Mr. Widham and Mr. Mathai to the Board are attached as exhibits to this Report.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(c)           Exhibits.

Number                   Documents

99.1	Press release of Pervasip Corp dated March 27, 2008.

99.2	Press release of Pervasip Corp. dated April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pervasip Corp.

Date:  April 2, 2008                                                                               By: /s/ Paul H. Riss
Name:  Paul H. Riss
Title:  Chief Executive Officer